Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Controller — GAAP Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FIRST QUARTER RESULTS
•	Net Operating Income of $0.28 per diluted share

•	Net Income of $0.24 per diluted share

•	Combined Ratio improved to 87.7%

•	Gross Written Premium up 76.8%

•	Book Value per share of $7.98
SOUTHFIELD, MICHIGAN
May 4, 2009
First Quarter 2009 Highlights and Overview:
•	Net operating income, a non-GAAP measure, increased 130.8% to $16.3 million, or $0.28 per diluted share on 57.4 million shares, in the first quarter of 2009, up from $7.1 million, or $0.19 per diluted share on 37.1 million shares, in the first quarter of 2008.

•	Net income increased by 91.8% to $13.5 million, or $0.24 per diluted share, in the first quarter of 2009, compared to $7.1 million or $0.19 per diluted share for the first quarter of 2008.

•	Combined ratio improved by 6.2 percentage points to 87.7% in the first quarter of 2009, compared to 93.9% for the first quarter of 2008.

•	Book value per share increased to $7.98 per share, compared to $7.64 per share at December 31, 2008.
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported first quarter net operating income, a non-GAAP measure, grew by 130.8% to $16.3 million or $0.28 per diluted share, up from $7.1 million or $0.19 per diluted share in the first quarter of 2008. Despite after-tax realized losses of $2.8 million or $0.04 per diluted share, due to other than temporary impairments of certain investments, net income increased by 91.8% to $13.5 million, or $0.24 per diluted share in the first quarter of 2009, compared to $7.1 million, or $0.19 per diluted share in the first quarter of 2008. The other than temporary impairments represent just 2/10ths of 1 percent of invested assets of $1.1 billion and were related to certain asset-backed securities, corporate bonds, and to a lesser extent, preferred stocks.
The 2009 first quarter GAAP combined ratio was 87.7%, compared to 93.9% for the first quarter of 2008. The loss ratio for the first quarter of 2009 was 58.0%, compared to 61.7% for the first quarter of 2008. The first quarter 2009 loss ratio includes 6.5 percentage points of favorable prior year reserve development, compared to 4.3 percentage points of favorable prior year reserve development in the first quarter of 2008. The expense ratio for the first quarter of 2009 was 29.7%, compared to 32.2% in the first quarter of 2008.
PR-0509

PRESS RELEASE	PAGE 2

The expense ratio improvement is due primarily to the reduction of insurance related assessments, expense savings and leveraging of post-merger fixed costs.
First quarter gross written premium was $160.0 million, compared to $90.5 million in the first quarter of 2008. First quarter gross written premium includes $52.1 million from Century Insurance. Excluding gross written premium from Century Insurance, Meadowbrook’s gross written premium increased by 19.3%.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “We are pleased with our results for the first quarter, particularly our net operating income, (excluding amortization) of $17.8 million, or $0.31 per diluted share. Growth in gross written premium was 76.8%, which includes Century Insurance. We remain optimistic about our current revenue growth prospects and the development of additional revenue enhancing synergies from the merger. Overall, we have been selective about our growth and we are maintaining our focus on price adequacy. Our combined ratio improvement is due to our consistent underwriting discipline and favorable development on prior accident year loss reserves, primarily in the general liability line, as well as a reduction in the residual market charges on our workers’ compensation line of business. While we had an after-tax realized loss of $2.8 million on our investment portfolio, we continue to be conservatively positioned and hold high quality investments. 2.0% of our portfolio is in equities, and our fixed income portfolio has an average S&P rating of AA+.”
Other Matters
Shareholders’ Equity:
At March 31, 2009, shareholders’ equity was $458.2 million, or $7.98 per common share, compared to $438.2 million, or $7.64 per common share, at December 31, 2008. Common shares outstanding at March 31, 2009 were 57,447,707 compared to 37,021,032 at March 31, 2008. The increase in outstanding shares is primarily due to the issuance of 21.1 million shares, or $122.7 million of new equity in conjunction with the ProCentury merger on July 31, 2008.
At March 31, 2009, our debt-to-equity ratio was 30.3%, compared to 32.2% at December 31, 2008. Our debt to equity ratio excluding debentures was 12.6% at March 31, 2009, compared to 13.8% at December 31, 2008.
Dividend and Share Repurchases:
On May 1, 2009, our Board of Directors declared a quarterly dividend of $0.02 per share payable on June 1, 2009 to shareholders of record as of May 15, 2009.
We did not repurchase any shares during the first quarter of 2009. As of March 31, 2009, we have available up to 2,200,000 shares remaining under the share repurchase authorization.
Investment Portfolio:
For the first quarter of 2009 our pre-tax book yield was 4.4%, which was unchanged compared to the first quarter of 2008. The duration of the portfolio was 4.3 years at March 31, 2009, compared to 4.1 years at March 31, 2008 and 4.5 years at December 31, 2008. The average pre-tax book yield on new purchases during the first quarter of 2009 was 5.3%.
Net investment income for the first quarter of 2009 was $12.3 million, up from $7.1 million in the first quarter of 2008. The increase is primarily related to investment income from the Century Insurance portfolio.
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PRESS RELEASE	PAGE 3

2009 Expectations
The range of full year 2009 guidance remains unchanged. We expect net operating income in a range of $46 million to $52 million, or $0.80 to $0.90 per share. We are still comfortable with our gross written premium range of $725 million to $740 million. While our combined ratio is now expected to be at or below the low end of the range of 95.0% to 97.0%, margins on fee-for-service revenue, which include the impact of variable compensation, may be lower than expected. Accordingly, our overall guidance remains unchanged although we now expect our full year results to be in the higher end of the earnings per share range. Commenting on the 2009 outlook, Mr. Cubbin stated: “Our new program launches in 2008 and early 2009 have begun to contribute to our earned premium levels in a meaningful way, and we expect that our new initiatives in the workers’ compensation market and our continuing work on merger-related revenue enhancements will support our production goals. We continue to observe some minor rate declines, but each month appears to be closer to the overall upward trend that is much anticipated in the market.”
About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
PR-0509

EARNINGS RELEASE	PAGE 4

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	MARCH 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2009	2008

BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,116,023	$1,085,648
Premium & agents balances	127,011	117,675
Reinsurance recoverable	270,842	268,703
Deferred policy acquisition costs	57,265	56,454
Prepaid reinsurance premiums	32,385	31,885
Goodwill	119,205	119,028
Other assets	126,762	134,523

Total Assets	$1,849,493	$1,813,916

LIABILITIES
Loss and loss adjustment expense reserves	$897,690	$885,697
Unearned premium reserves	287,064	282,086
Debt	57,875	60,250
Debentures	80,930	80,930
Other liabilities	67,753	66,783

Total Liabilities	1,391,312	1,375,746

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	458,181	438,170

Total Liabilities & Stockholders’ Equity	$1,849,493	$1,813,916

Book value per common share	$7.98	$7.64

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$7.89	$7.70

EARNINGS RELEASE	PAGE 5

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER
(In Thousands, Except	ENDED MARCH 31,
Share & Per Share Data)	2009	2008
SUMMARY DATA
Gross written premiums	$159,991	$90,468
Net written premiums	133,516	71,399

REVENUES
Net earned premiums	$129,038	$66,022
Net commissions and fees	10,237	12,031
Net investment income	12,342	7,148
Net realized losses	(1,992)	(31)

Total Revenues	149,625	85,170

EXPENSES
Net losses & loss adjustment expenses (1)	69,787	37,661
Salaries & employee benefits	19,827	12,755
Interest expense	2,782	1,311
Policy acquisition and other underwriting expenses (1)	23,969	13,147
Amortization expense	1,508	1,551
Other administrative expenses	10,393	8,832

Total Expenses	128,266	75,257

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	21,359	9,913
Income tax expense	7,874	2,911
Equity earnings of affiliates	55	56

NET INCOME	$13,540	$7,058

NET OPERATING INCOME (2)	$16,337	$7,078

Amortization expense	1,508	1,551
NET OPERATING INCOME, excluding amortization expense (3)	$17,845	$8,629

Diluted earnings per common share
Net income	$0.24	$0.19
Net operating income	$0.28	$0.19
Net operating income, excluding amortization expense	$0.31	$0.23
Diluted weighted average common shares outstanding	57,410,327	37,103,270

GAAP ratios:

Loss & LAE ratio	58.0%	61.7%
Other underwriting expense ratio	29.7%	32.2%

GAAP combined ratio	87.7%	93.9%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 6

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER
	ENDED MARCH 31,
(In Thousands)	2009	2008
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$129,038	$66,022

Consolidated net loss and LAE (1)	$69,787	$37,661
Intercompany claim fees	5,108	3,106

Unconsolidated net loss and LAE	$74,895	$40,767

GAAP loss and LAE ratio	58.0%	61.7%

Consolidated policy acquisition and other underwriting expenses (1)	$23,969	$13,147
Intercompany administrative and other underwriting fees	14,366	8,088

Unconsolidated policy acquisition and other underwriting expenses	$38,335	$21,235

GAAP other underwriting expense ratio	29.7%	32.2%

GAAP combined ratio	87.7%	93.9%

	2009	2008
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$5,278	$6,032
Claims fees	1,966	2,180
Loss control fees	489	510
Reinsurance brokerage	65	296

Total managed programs	7,798	9,018
Agency commissions	2,794	3,328
Intersegment revenue	(355)	(315)

Net commissions and fees	10,237	12,031
Intercompany commissions and fees	19,474	11,194

Gross commissions and fees	$29,711	$23,225

Fee-for-service pre-tax income, excluding amortization	$1,591	$2,538

Pre-tax margin on fee-for-service income	5.4%	10.9%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 7

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER
	ENDED MARCH 31,
(In Thousands)	2009	2008
Net earned premiums	$129,038	$66,022
Less: Unconsolidated net loss and LAE	74,895	40,767
Unconsolidated policy acquisition and other underwriting expenses	38,335	21,235

Underwriting income	$15,808	$4,020

GAAP combined ratio as reported	87.7%	93.9%

Specialty risk management operations pre-tax income	$27,411	$12,912
Less: Underwriting income	15,808	4,020
Net investment income and capital losses	10,350	7,117

Fee-based operations pre-tax income	1,253	1,775
Agency operations pre-tax income	338	763

Total fee-for-service pre-tax income	$1,591	$2,538

GAAP expense ratio as reported	29.7%	32.2%
Adjustment to include pre-tax income from total fee-for-service income (1)	1.2%	3.8%

GAAP expense ratio as adjusted (2)	28.5%	28.4%
GAAP loss and LAE ratio as reported	58.0%	61.7%

GAAP combined ratio as adjusted	86.5%	90.1%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$1,253	$1,775
Underwriting income	15,808	4,020
Net investment income and capital losses	10,350	7,117

Total specialty risk management operations pre-tax income	27,411	12,912

Agency operations pre-tax income	338	763
Less: Holding company expenses	2,100	900
Interest expense	2,782	1,311
Amortization expense	1,508	1,551

Consolidated pre-tax income	$21,359	$9,913

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

(2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 8

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2006A	2007A	Q108A	Q208A	Q308A	Q408A	2008A	Q109A
SUMMARY DATA
Gross written premiums	$330,872	$346,451	$90,468	$94,370	$134,418	$138,427	$457,683	$159,991
Net written premiums	262,668	280,211	71,399	76,071	112,465	115,259	375,194	133,516

INCOME STATEMENT

REVENUES

Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038
Commissions and fees (net)	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237
Net investment income	22,075	26,400	7,148	6,917	10,622	11,937	36,624	12,342
Net realized gains (losses)	69	150	(31)	(146)	(7,290)	(3,955)	(11,422)	(1,992)

Total Revenues	318,236	340,735	85,170	93,434	119,884	139,339	437,827	149,625

EXPENSES
Net losses & loss adjustment expenses	146,293	150,969	37,661	43,542	63,932	67,750	212,885	69,787
Policy acquisition and other underwriting expenses	50,479	53,717	13,147	12,716	19,470	23,961	69,294	23,969
Other administrative expenses	28,824	32,269	8,832	7,960	8,055	10,153	35,000	10,393
Salaries & employee benefits	54,569	56,433	12,755	14,143	17,056	18,908	62,862	19,827
Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508
Interest expense	5,976	6,030	1,311	1,254	2,333	2,783	7,681	2,782

Total Expenses	286,731	301,348	75,257	81,178	112,377	125,220	394,032	128,266
INCOME BEFORE TAXES AND EQUITY EARNINGS	31,505	39,387	9,913	12,256	7,507	14,119	43,795	21,359
Income tax expense	9,599	11,726	2,911	3,879	3,338	6,539	16,667	7,874
Equity earnings of affiliates	128	331	56	61	26	126	269	55

NET INCOME	$22,034	$27,992	$7,058	$8,438	$4,195	$7,706	$27,397	$13,540

Net realized capital gain (loss), net of tax	45	97	(20)	(95)	(6,743)	(4,562)	(11,420)	(2,797)

OPERATING INCOME	$21,989	$27,895	$7,078	$8,533	$10,938	$12,268	$38,817	$16,337

Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508
OPERATING INCOME, excluding amortization expense	$22,579	$29,825	$8,629	$10,096	$12,469	$13,933	$45,127	$17,845

Weighted average common shares outstanding	29,566,141	33,101,965	37,103,270	37,126,911	47,595,572	57,780,625	44,995,712	57,410,327
Shares O/S at end of the period	29,107,818	36,996,287	37,021,032	37,021,032	57,644,022	57,341,989	57,341,989	57,447,707
PER SHARE DATA (Diluted)
Net income	$0.75	$0.85	$0.19	$0.23	$0.09	$0.13	$0.61	$0.24
Net realized gain (loss), net of tax	$0.01	$0.01	$—	$—	$(0.14)	$(0.08)	$(0.25)	$(0.04)
Operating income	$0.74	$0.84	$0.19	$0.23	$0.23	$0.21	$0.86	$0.28
Operating income, excluding amortization expense	$0.76	$0.90	$0.23	$0.27	$0.26	$0.24	$1.00	$0.31
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%
GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%

GAAP Combined ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038
Consolidated net loss and LAE	$146,293	$150,969	$37,661	$43,542	$63,932	$67,750	$212,885	$69,787
Intercompany claim fees	12,553	13,058	3,106	3,629	4,508	5,053	16,296	5,108

Unconsolidated net loss and LAE	$158,846	$164,027	$40,767	$47,171	$68,440	$72,803	$229,181	$74,895

GAAP Net loss and LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%
Consolidated Policy acquisition and other underwriting expenses	$50,479	$53,717	$13,147	$12,716	$19,537	$23,949	$69,349	$23,969
Intercompany administrative and other underwriting fees	37,442	37,890	8,088	9,832	12,821	15,630	46,371	14,366

Unconsolidated policy acquisition and other underwriting expenses	$87,921	$91,607	$21,235	$22,548	$32,358	$39,579	$115,720	$38,335

GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%
GAAP Combined Ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$18,714	$23,963	$6,032	$4,174	$6,972	$3,990	$21,168	$5,278
Claims fees	8,776	9,025	2,180	2,305	2,304	2,090	8,879	1,966
Loss control fees	2,216	2,151	510	625	467	467	2,069	489
Reinsurance brokerage	735	929	296	98	177	157	728	65

Total managed programs	30,441	$36,068	9,018	7,202	9,920	6,704	$32,844	7,798
Agency commissions	12,285	11,316	3,328	2,681	2,630	2,425	11,064	2,794
Intersegment commissions and fees	(1,554)	(1,396)	(315)	(251)	(241)	(197)	(1,004)	(355)

Net Commissions and fees	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237
Intercompany commissions and fees	49,995	50,948	11,194	13,461	17,329	20,683	62,667	19,474

Gross commissions and fees	$91,167	$96,936	$23,225	$23,093	$29,638	$29,615	$105,571	$29,711